Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Rezolute, Inc.’s Registration Statements on Form S-1 (File Nos. 333-234766, 333-233310, 333-222768, 333-220585, 333-214974, 333-204434, and 333-196093) of our report dated October 13, 2020 with respect to the consolidated financial statements of Rezolute, Inc. and subsidiary as of and for the years ended June 30, 2020 and 2019, that appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

October 13, 2020

Denver, Colorado